S-1

                    Report of Independent Public Accountants



To  MathSoft,  Inc.:

We have audited in accordance with generally accepted auditing standards, the financial statements of MathSoft, Inc. and subsidiaries included in this Form 10-K, and have issued our report thereon dated February 9, 1998. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 14(a)(2) of the index is the responsibility of the Company's management and is presented for purposes of complying with the
Securities  and  Exchange  Commission's  rules  and  is  not  part  of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



   /s/ Arthur  Andersen  LLP




Boston,  Massachusetts
February  9,  1998
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